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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                              36-3145972
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(State of Incorporation or Organization)    (IRS Employer Identification no.)


     1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                 (Zip Code)


If this Form relates to the registration     If this Form relates to the
of a class of securities pursuant to         registration of a class of
Section 12(b) of the Exchange Act and is     securities pursuant to
effective pursuant to General                Section 12(g) of the Exchange
Instruction A.(c), please check              Act and is effective pursuant to
the following box. |X|                       General Instruction A.(d),
                                             please check the following box. | |

Securities Act registration statement file number to which this form relates:
333-129243

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
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Global Medium-Term Notes, Series F, 7.5%      THE AMERICAN STOCK EXCHANGE LLC
SPARQS due January 15, 2007 (Mandatorily
Exchangeable for Shares of the Common
Stock of Gilead Sciences, Inc.)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, 7.5% Stock Participation Accreting Redemption Quarterly-pay Securities due January 15, 2007 (Mandatorily Exchangeable for Shares of the Common Stock of Gilead Sciences, Inc.)" (the "SPARQS"). A description of the SPARQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-129243) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated November 14, 2005 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated December 22, 2005 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the SPARQS.


                                   Page 2 of 4
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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MORGAN STANLEY
                                        (Registrant)


Date: December 22, 2005                 By: /s/ W. Gary Beeson
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                                            W. Gary Beeson
                                            Assistant Secretary and Counsel


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                                INDEX TO EXHIBITS



Exhibit No.                                                            Page No.

4.1  Proposed form of Global Note evidencing the SPARQS                  A-1



                                   Page 4 of 4